                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                                  #01-20


Contact:   Bill Solomon
           Vice President, Chief Financial Officer
           Tel: (972) 858-6025
           bsolomon@earthcareus.com

 EARTHCARE ANNOUNCES OPERATING RESULTS FOR 2001 THIRD QUARTER AND COMPLETION OF
                     THE SALE OF ITS EARTHAMERICA DIVISION

Dallas, TX, November 15, 2001 - EarthCare Company (OTC Bulletin Board: ECCO.OB) today announced its operating results for the third quarter of 2001. EarthCare reported revenue from its continuing Liquid Waste Division of $7.3 million for the third quarter of 2001, a 9% reduction over revenues for the same quarter last year. For the first nine months of 2001, EarthCare reported Liquid Waste revenues of $21.3 million, a 5% decrease over the revenues for the same period last year. EarthCare's operating loss from continuing operations during the third quarter of 2001 was $1.1 million and its operating loss for the first nine months was $1.7 million, a 29% improvement over its operating loss of $2.4 million for the same period last year. The improvement in the operating loss was due to improved operating results of the company's Liquid Waste Division and reduced corporate expenses. The Company reported a net loss from continuing operations of $3.7 million in the third quarter of 2001, or $0.20 per share, as compared to a loss from continuing operations of $0.9 million in the third quarter of 2000, or $0.07 per share. For the first nine months of 2001, the Company reported a net loss from continuing operations of $8.0 million, or $0.45 per share, as compared to a net loss from continuing operations of $4.2 million, or $0.34 per share, for the same period in 2000. The higher 2001 loss was primarily impacted by increased interest expense due to higher levels of debt outstanding during 2001.

During September 2001, EarthCare reorganized its liquid waste operations and established a new Liquid Waste Division, which consists of EarthCare's service centers in Deer Park, New York; Eagle, Pennsylvania; and Vernon, New Jersey.

On October 30, 2001, EarthCare sold its EarthAmerica division, consisting of its service centers in Houston and Dallas, Texas; Orlando, Florida; and Atlanta, Georgia, to Heritage Propane Partners, L.P. for $4.0 million in cash, of which $1.4 million was held back for working capital and general claims.

EarthCare also announced that it has executed a fifth amendment with its senior lenders. The fifth amendment extended the deadlines for selling the Solid Waste and EarthLiquids divisions and established future minimum monthly EBITDA levels Statements made in this press release that express EarthCare's or management's intentions, plans, beliefs, expectations or predictions of future events, including preliminary estimates of financial results and guidance for future periods, are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Other factors that could cause EarthCare's actual results or performance to differ materially include risks and uncertainties relating to EarthCare's financial condition, market demand and acceptance of EarthCare's services, competition, as well as the risks discussed under the heading "Risk Factors" in EarthCare's quarterly report on Form 10-Q, its preliminary proxy and its annual report on Form 10-K/A for the year ended December 31, 2000, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of EarthCare as of the date of this press release, and EarthCare expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in EarthCare's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

                                 -tables follow-

                                EARTHCARE COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                     September 30,      December 31,
                                                                         2001               2000
                                                                    ---------------    ---------------
                                                                      (Unaudited)
                        ASSETS

Current assets:
    Cash and cash equivalents                                       $       225,313    $     1,170,461
    Accounts receivable, net of allowance for doubtful
       accounts of $437,000 and $544,000, respectively                    4,955,331          4,610,732
    Prepaid expenses and other current assets                             2,123,521            922,457
    Net assets of discontinued operations                                45,433,991         52,596,324
                                                                    ---------------    ---------------
       Total current assets                                              52,738,156         59,299,974

Property, plant and equipment, net                                       12,845,416         12,768,228
Other long-term assets                                                    4,213,114          3,545,079
                                                                    ---------------    ---------------

           Total assets                                             $    69,796,686    $    75,613,281
                                                                    ===============    ===============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable                                                $     7,456,319    $     4,241,157
    Accrued liabilities                                                  10,382,752         14,153,131
    Current portion of long-term debt                                    49,004,106         52,131,551
                                                                    ---------------    ---------------
       Total current liabilities                                         66,843,177         70,525,839

Long-term debt                                                           37,976,984         36,696,765

Commitments and contingencies

Mandatorily redeemable convertible preferred stock                       10,929,149         10,800,248

Stockholders' equity (deficit):
    Preferred stock, $.0001 par value; 30,000,000 shares
       authorized, none issued                                                   --                 --
    Common stock, $.0001 par value; 70,000,000 shares
       authorized, 21,980,125 and 14,569,348 shares
       issued, respectively                                                   2,198              1,457
    Additional paid-in capital                                           65,507,296         60,013,157
    Accumulated deficit                                                (111,462,118)      (102,424,185)
                                                                    ---------------    ---------------
       Total stockholders' equity (deficit)                             (45,952,624)       (42,409,571)
                                                                    ---------------    ---------------

           Total liabilities and stockholders' equity (deficit)     $    69,796,686    $    75,613,281
                                                                    ===============    ===============

                                EARTHCARE COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            Nine months ended September 30,    Three months ended September 30,
                                                               2001              2000              2001              2000
                                                           --------------    --------------    --------------    --------------
                                                             Historical         Historical       Historical        Historical
   Revenues                                                $   21,299,052    $   22,492,312    $    7,316,612    $    8,057,248

   Expenses:
       Cost of operations                                      13,934,979        14,627,473         4,939,120         5,632,280
       Selling, general and administrative                      7,879,102         8,751,505         2,999,592         2,175,100
       Depreciation and amortization                            1,187,325         1,510,594           459,935           536,619
                                                           --------------    --------------    --------------    --------------
          Operating expenses                                   23,001,406        24,889,572         8,398,647         8,343,999
                                                           --------------    --------------    --------------    --------------

   Operating loss                                              (1,702,354)       (2,397,260)       (1,082,035)         (286,751)

   Interest expense                                             6,266,417         1,846,314         2,594,959           605,433
                                                           --------------    --------------    --------------    --------------

   Loss from continuing operations                             (7,968,771)       (4,243,574)       (3,676,994)         (892,184)

   Discontinued operations:
       Income (loss) from discontinued operations:
          EarthAmerica division                                  (386,023)       (3,175,263)               --          (965,005)
          EarthLiquids division                                   448,376        (1,685,345)               --        (1,124,797)
          Solid Waste division                                   (812,069)          559,823          (300,797)            2,563
          Allen Tate                                                   --        (1,579,734)               --          (785,190)
                                                           --------------    --------------    --------------    --------------
             Loss from discontinued operations                   (749,716)       (5,880,519)         (300,797)       (2,872,429)
                                                           --------------    --------------    --------------    --------------

   Net loss before extraordinary charge                        (8,718,487)      (10,124,093)       (3,977,791)       (3,764,613)

   Extraordinary charge - early retirement of debt               (190,475)               --          (190,475)               --
                                                           --------------    --------------    --------------    --------------

   Net loss                                                    (8,908,962)      (10,124,093)       (4,168,266)       (3,764,613)


   Accretion of discount on 10% preferred                        (128,971)               --           (48,508)               --
                                                           --------------    --------------    --------------    --------------

   Net loss available to common stockholders               $   (9,037,933)   $  (10,124,093)   $   (4,216,774)   $   (3,764,613)
                                                           ==============    ==============    ==============    ==============

   Net loss per share - basic and diluted:
       Continuing operations                               $        (0.45)   $        (0.34)   $        (0.20)   $        (0.07)
       Extraordinary charge                                         (0.01)               --             (0.01)               --
       Discontinued operations                                      (0.04)            (0.46)            (0.02)            (0.21)
                                                           --------------    --------------    --------------    --------------
          Net loss                                         $        (0.50)   $        (0.80)   $        (0.23)   $        (0.28)
                                                           ==============    ==============    ==============    ==============

   Weighted average number of common shares                    18,119,909        12,644,300        18,237,555        13,545,218